UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 19, 2017, Mary K. Stadler, Senior Vice President and Chief Accounting Officer for Kansas City Southern (the “Company”), announced her intent to retire as the Company’s chief accounting officer, effective July 24, 2017. As successor to Ms. Stadler, the Company appointed Ms. Suzanne M. Grafton (age 41) as its Vice President and Chief Accounting Officer, effective July 24, 2017. Ms. Grafton joined the Company in 2006 and currently serves as Vice President-Audit and Enterprise Risk Management. Prior to her current role, she was Vice President of Accounting from May 2014 to March 2016, and was Assistant Vice President-Financial Reporting from 2007 through May 2014. To facilitate transition of her responsibilities, Ms. Stadler intends to remain an employee with the Company until January 8, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: June 21, 2017

By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Vice President & Corporate Secretary